Exhibit 32.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER AND

OF THE CHIEF FINANCIAL OFFICER IN ACCORDANCE

WITH SECTION 906 OF THE SARBANES OXLEY ACT OF 2002

In accordance with Section 906 of the Sarbanes Oxley Act of 2002, each of the undersigned officers of Cascades Inc. (the “Company”), does hereby certify, to such officer’s knowledge, that:

1)     the Annual Report on Form 40-F (the “Report”) for the year ended December 31, 2007 of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2)     that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated March 27, 2008

/s/ Alain Lemaire
Name: Alain Lemaire Title: President and Chief Executive Officer

/s/ Christian Dubé
Name: Christian Dubé Title: Vice - President and Chief Financial Officer

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Report or as a separate disclosure document.